U.S. Securities and Exchange Commission
Washington, D.C. 20549



FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 13, 2003

LifePoint, Inc
(Exact name of registrant as specified in its charter)

Delaware

1-12362

33-0539168
(State or other jurisdiction of
incorporation or organization)

(Commission
file number)

(I.R.S. employer
identification number)

1205 South Dupont Street, Ontario, California 91761
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (909) 418-3000

Not Applicable
(Former name or former address, if changed since last report)





Item 4.  Change in Registrant's Certifying Accountant.

Effective on August 13, 2003, the Audit Committee of the Board of Directors of LifePoint, Inc., a Delaware corporation ("LifePoint"), retained Singer Lewak Greenbaum & Goldstein LLP ("SLGG") as LifePoint's new independent public accountants to audit LifePoint's financial statements for the fiscal year ending March 31, 2004.

During LifePoint's two most recent fiscal years ended March 31, 2003 and through August 13, 2003, LifePoint did not consult with SLGG with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



LifePoint, Inc.

a Delaware corporation




Date:  August 13, 2003
By:/s/ Donald W. Rutherford
       Donald W. Rutherford
       Chief Financial Officer